AMENDMENT TO THEAMENDED AND RESTATED

AMERCO EMPLOYEE STOCK OWNERSHIP PLAN

This Amendment to the Amended and Restated AMERCO Employee Stock Ownership Plan (this “Amendment”) is dated as of June 1, 2017, and is executed by AMERCO, as Sponsor of such Plan, pursuant to the Plan.

RECITALS

WHEREAS, on March 16, 1973, AMERCO, a Nevada Corporation (the “Corporation”) established the AMERCO Profit Sharing Retirement Trust (the “Profit Sharing Plan”), which was subsequently amended from time to time.  Effective April 1, 1984, the Corporation established the AMERCO Employee Savings and Protection Plan, which was amended from time to time, and effective January 1, 1988, was merged with the Profit Sharing Plan to form a single plan called the AMERCO Retirement Savings and Profit Sharing Plan.

WHEREAS, effective July 24, 1988, the AMERCO Retirement Savings and Profit Sharing Plan was amended and restated as an employee stock ownership plan known as the AMERCO Employee Savings, Profit Sharing and Employee Stock Ownership Plan. The AMERCO Employee Savings, Profit Sharing and Employee Stock Ownership Plan was subsequently amended and restated in its entirety effective January  1, 1989 to comply with the Tax Reform Act of 1986 (“TRA 86”) and to make certain other modifications.

WHEREAS, the AMERCO Employee Savings, Profit Sharing and Employee Stock Ownership Plan has been subsequently amended and restated from time to time to, among other things, comply with SBJPA, USERRA, TRA 97, GUST and EGTRRA and to make certain administrative changes.

WHEREAS, effective January 1, 2007, the AMERCO Employee Stock Ownership Plan was amended and restated in its entirety in a separate plan document to incorporate certain amendments (the “ESOP”), and make certain administrative as well as other miscellaneous changes. The AMERCO Employee  Savings and Profit Sharing Plan was also restated and amended in its entirety as a separate plan document (the “Employee Savings and Profit Sharing Plan”).

WHEREAS, effective January 1, 2010, the ESOP was again amended and restated in its entirety.

WHEREAS, the ESOP, as so amended and restated on January 1, 2010, was amended effective as of November 1, 2012 and January 1, 2015, to incorporate  certain updates to the law and certain other amendments.

WHEREAS, the ESOP, as so amended and restated on January 1, 2015, was amended and restated in its entirety on January 1, 2016 to incorporate  certain updates to the law and certain other amendments (as so amended, the  “Plan”).

WHEREAS,  the  Corporation  now  desires  to  further  amend  the  Plan  as provided herein.

NOW THEREFORE, effective as of June 1, 2017, by this instrument, the Corporation hereby amends the Plan as set forth below:

                 Section 7.5(c).  Section 7.5(c) of the Plan is amended by deleting the parenthetical phrase “(as such term is defined in Section 401(a)(28)(C) of the Code)” and inserting in lieu thereof “(an appraiser meeting requirements similar to the requirements of the regulations prescribed under Section 170 (a)(1) of the Code)”.

                 Section 7.5(f).  The second sentence of Section 7.5(f) of the Plan is amended to read as follows:

“Upon the close of the Plan Year during which the security is distributed, an independent appraiser (meeting requirements similar to the requirements of the regulations prescribed under Section 170 (a)(1) of the Code) shall determine the value of the Employer Securities and the Advisory Committee shall then notify each former Participant who did not exercise the put option during the initial put option period of the new value. ”

  Section 7.6 (c).  Section 7.6 (c) of the Plan is amended in its entirety as follows:

      “PRICE AND TERMS. The selling price and other sale terms under the right of first refusal shall be the same as offered by the Participant and Beneficiary to the third party, unless the fair market value of the Employer Securities as of the immediately preceding Accounting Date, as determined by an independent appraiser (meeting requirements similar to the requirements of the regulations prescribed under Section 170 (a)(1) of the Code), is higher, in which case such higher price shall be paid.

        Section 8.6.  Section 8.6 of the Plan is amended in its entirety as follows:

      “In the event that Employer Securities credited to the ESOP Fund are not readily tradeable on an established securities market, the fair market value of such securities must be determined by an independent appraiser meeting requirements similar to the requirements of the regulations prescribed under Section 170 (a)(1) of the Code.”

                 Section 15.9.  Section 15.9 of the Plan is amended by adding the following thereto:

“In the case of a Participant who dies while performing qualified military service (as defined in Section 414(u) of the Code), the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service but including vesting service credit for such period and any ancillary life insurance or other survivor benefits) that would have been provided under the Plan had the Participant resumed on the day preceding the Participant’s death and then terminated employment on account of death.”

IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed by its duly authorized representative this 1st day of June, 2017.

AMERCO, a Nevada corporation

By:

Edward J. Shoen, President